AURORA LOAN SERVICES

Owner:           N/A



Depositor:       Structured Asset Securities Corporation
                 LXS 2007-11
                 745 Seventh Avenue, 13th Floor
                 New York, New York 10019

Master Servicer: Aurora Loan Services LLC
                 Michele Olds
                 10350 Park Meadows Drive
                 Littleton, CO 80124

Trustee:         Citibank, N.A.
                 Attention: Structured Finance / LXS 2007-11
                 111 Wall Street, 14th Floor, Zone 3
                 New York, NY 10005

Securities Admin




Subject:         Annual Officer's Certification
Fiscal Year:     2007
Investor Code:   H48
Investor Name:   LXS 2007-11

I, Terry Gentry, the undersigned, a duly authorized officer of Aurora Loan Services LLC (the "Servicer"), do certify the following for the Calendar Year 2007:

1. A review of the activities of the Servicer during the period beginning on the cut-off date and ending on December 31, 2007 (the reporting period) and of its performance under the Agreement for such period has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material aspects throughout such reporting period.





                                      Certified by: AURORA LOAN SERVICES LLC

                                                   By:/s/Terry L. Gentry
                                                      -----------------------
                                                   Name: Terry L. Gentry
                                                   Title: Managing Director